EXHIBIT (99.1)

JOINT FILING AGREEMENT

                   In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, of Harrington West Financial Group, Inc. and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: February 7, 2007

NORTHAVEN PARTNERS, L.P.			NORTHAVEN OFFSHORE, LTD.

By:	Northaven Associates, LLC,
as General Partner
			By:	s/Paul R. Burke
Name: Paul R. Burke
Title: Director
	By:	s/Paul R. Burke
Name: Paul R. Burke
		Title: Member	NORTHAVEN ASSOCIATES, LLC

NORTHAVEN PARTNERS II, L.P.

By:	Northaven Associates, LLC,		By:	s/Paul R. Burke
	as General Partner			Name: Paul R. Burke
Title: Member

	By:	s/Paul R. Burke	NORTHAVEN MANAGEMENT, INC.
Name: Paul R. Burke
Title: Member

NORTHAVEN PARTNERS III, L.P.			By:	s/Paul R. Burke
Name: Paul R. Burke
By:	Northaven Associates, LLC,			Title: Vice President
as General Partner

	By:	s/Paul R. Burke	s/Paul R. Burke
Name: Paul R. Burke
Title: Member

s/Richard Brown